Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Newmark Group, Inc. Long Term Incentive Plan of our reports dated March 16, 2023, with respect to the consolidated financial statements of Newmark Group, Inc. and the effectiveness of internal control over financial reporting of Newmark Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

August 25, 2023